   As filed with the Securities and Exchange Commission on June 13, 2000

                                                 Registration No. 333-37106
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ---------------

                            Amendment No. 1 to
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                ---------------
                              CARSDIRECT.COM, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                            5511                        95-4711621
(State or other jurisdiction of    (Primary Standard Industrial         (I.R.S. Employer
incorporation or organization)      Classification Code Number)       Identification Number)

                           10567 Jefferson Boulevard
                             Culver City, CA 90232
                                 (310) 280-4000
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                                ---------------

                                 ROBERT BRISCO
                            Chief Executive Officer
                           10567 Jefferson Boulevard
                             Culver City, CA 90232
                                 (310) 280-4000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

              LARRY W. SONSINI
              MARTIN W. KORMAN
               ROBERT SANCHEZ                                 JEROME L. COBEN
      Wilson Sonsini Goodrich & Rosati            Skadden, Arps, Slate, Meagher & Flom LLP
          Professional Corporation                   300 South Grand Avenue, Suite 3400
             650 Page Mill Road                        Los Angeles, California 90071
         Palo Alto, California 94304                           (213) 687-5000
               (650) 493-9300

                                ---------------

   Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------
------------------------------------------------------------------------------
      Title of Each Class of       Proposed Maximum Aggregate    Amount of
   Securities to be Registered         Offering Price (1)     Registration Fee
------------------------------------------------------------------------------
Class A Common Stock, $0.001 par
 value...........................         $172,500,000            $45,540(2)
------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933.

(2) Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and it is not soliciting an offer to buy these +
+securities in any state where the offer or sale is not permitted.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                             Subject to Completion

                Preliminary Prospectus dated June 13, 2000

PROSPECTUS

                                         Shares


                              Class A Common Stock

                                  -----------

    This is CarsDirect.com's initial public offering. CarsDirect.com is selling all of the shares.

    We expect the public offering price to be between $     and $     per
share. Currently, no public market exists for the shares. After pricing of the offering, we expect that the shares will be quoted on the Nasdaq National Market under the symbol "CRSD."

    Investing in the Class A common stock involves risks that are described in the "Risk Factors" section beginning on page 6 of this prospectus.

                                  -----------

                                                            Per Share Total
                                                            --------- -----
     Public offering price...............................        $       $
     Underwriting discount...............................        $       $
     Proceeds, before expenses, to CarsDirect.com .......        $       $

    The underwriters may also purchase up to an additional       shares at the
public offering price, less the underwriting discount, within 30 days from the date of this prospectus to cover over-allotments.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

    The shares will be ready for delivery on or about       , 2000.

                                  -----------

Merrill Lynch & Co.
             Chase H&Q
                           Robertson Stephens
                                         E*OFFERING

                                  -----------

                 The date of this prospectus is         , 2000.

Item 16. Exhibits and Financial Statement Schedules

   (a) Exhibits

 Exhibit
 Number
 -------
  1.1*   Form of Underwriting Agreement.
  2.1**  Share Purchase Agreement, dated July 16, 1999, among CarsDirect.com,
         ADMS Nova Scotia Company, Perga Capital Corp., Autodata Marketing
         Systems Incorporated, the shareholders of Perga Capital Corp. and
         Gregory T. Perrier.
  2.2**  Asset Purchase Agreement, dated October 19, 1999, among
         CarsDirect.com, Potamkin Auto Center, Ltd., Robert M. Potamkin, Alan
         H. Potamkin, Ted Bessen and Planet Automotive Group, Inc.
  2.3**  Roll-Up Agreement, dated December 16, 1999, among CarsDirect.com, Bank
         One Corporation, Bank One, N.A., Columbus, Ohio, Bank One Insurance
         Services Corporation and CD1Financial.com, LLC.
  3.1**  Restated Certificate of Incorporation of the Registrant currently in effect.
  3.2**  Bylaws of the Registrant currently in effect.
  3.3*   Restated Certificate of Incorporation of the Registrant to be in
         effect upon completion of this offering.
  3.4*   Restated Bylaws of the Registrant to be in effect upon completion of this offering.
  4.1*   Specimen Common Stock Certificate.
  4.2**  Fourth Amended and Restated Investor Rights Agreement, dated October
         27, 1999, among CarsDirect.com and purchasers of its preferred stock.
  4.3**  Stock Purchase Warrant, dated November 4, 1999, of CarsDirect.com in favor of Robert Brisco.
  4.4**  Stock Purchase Warrant, dated January 13, 2000, of CarsDirect.com in favor of Lynn Walsh.
  4.5**  Convertible Subordinated Promissory Note, dated September 28, 1999, of
         CarsDirect.com in favor of GBJ Holdings, LLC.
  4.6**  Warrant to Purchase 10,000 Shares of the Common Stock of
         CarsDirect.com, Inc., dated October 29, 1999, of CarsDirect.com in favor of Heidrick & Struggels, Inc.
  4.7**  Common Stock Purchase Warrant dated December 16, 1999, of
         CarsDirect.com in favor of Bank One, N.A., Columbus, Ohio.
  4.8**  Stockholder Agreement, dated December 30, 1999, between
         CarsDirect.com, idealab! Holdings, L.L.C. and Bill Gross' idealab!.
  4.9    Security Agreement and Note in the initial principal amount of
         $255,000, dated March 13, 2000, of Christine Bucklin in favor of
         CarsDirect.com.
  4.10   Security Agreement and Note in the initial principal amount of
         $261,211, dated March 13, 2000, of Christine Bucklin in favor of
         CarsDirect.com.
  4.11** Form of Note and Security Agreement.
  4.12** Secured Promissory Note, dated September 1, 1999, of Gerald J. Popek in favor of CarsDirect.com.
  4.13** Secured Promissory Note, dated November 8, 1999, of Gerald L. Popek in favor of CarsDirect.com.
  5.1*   Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
 10.1*   1998 Stock Plan, as amended, and form of option agreement thereunder.
 10.2*   2000 Employee Stock Purchase Plan.
 10.3**  Robert Brisco Employment Agreement, dated November 8, 1999, between
         CarsDirect.com and Robert Brisco, as amended.
 10.4**  Christine Bucklin Employment Agreement, dated November 4, 1999, between CarsDirect.com and Christine Bucklin.
 10.5**  Employment Agreement, dated June 21, 1999, between CarsDirect.com and
         Frederick G. Silny.
 10.6**  Employment Agreement, dated September 30, 1999, among CarsDirect.com,
         Scott Painter and Bill Gross' idealab!.
 10.7**  Form of Indemnification Agreement.
 10.8**  Standard Industrial/Commercial Multi-Tenant Lease--Net, dated July 1,
         1999, between CarsDirect.com and Trenton Property, LLC.

 Exhibit
 Number
 -------
 10.9**  First Amendment to Standard Industrial/Commercial Multi-Tenant Lease
         Net, dated April 24, 2000, between CarsDirect.com and Trenton
         Property, LLC.
 10.10** Agreement of Lease, dated October 19, 1999, between CarsDirect.com and
         Potamkin Auto Center, Ltd.
 10.11+  Term Sheet, dated December 16, 1999, between CarsDirect.com and
         Finance One Corporation.
 10.12** Amendment No. 1 to Strategic Alliance Agreement, dated November 23,
         1999, between CarsDirect.com and Autoland, Inc.
 10.13** Consulting Agreement, dated April 1, 1999, between CarsDirect.com,
         Michael L. Malamut and Ronald L. Frey.
 10.14** Separation and Consulting Agreement, dated April 28, 2000, between
         CarsDirect.com and Kenneth J. Murphy.
 10.15+  Strategic Co-Marketing Agreement, dated March 16, 2000, between
         CarsDirect.com and Autoweb.com, Inc.
 10.16*  Series D Preferred Stock Purchase and Warrant Agreement, dated May 15,
         2000, among CarsDirect.com, Penske Internet Capital Group, L.L.C.,
         UnitedAuto Group, Inc., HAC II, Inc. and Penske Automotive Group,
         Inc., and related documents.
 10.17+  Operating Agreement, dated May 12, 2000, among CarsDirect.com,
         UnitedAuto Group, Inc. and Penske Automotive Group, Inc.
 21.1**  List of Subsidiaries.
 23.1**  Consent of Independent Accountants.
 23.2**  Consent of Independent Accountants.
 23.3*   Consent of Counsel (see Exhibit 5.1).
 24.1**  Power of Attorney (see Page II-6).
 27.1**  Financial Data Schedule.

--------
  + Certain portions of this exhibit have been granted confidential treatment by the Commission. The omitted portions have been separately filed with the Commission.

  * To be filed by amendment.

  ** Previously filed.

   (b) Financial Statement Schedules

      Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 17. Undertakings

      The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

      The undersigned registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pasadena, State of California, on the 13th day of June, 2000.

                                          CARSDIRECT.COM, INC.

                                                    /s/ Robert Brisco
                                          By: _________________________________
                                                       Robert Brisco
                                               President and Chief Executive
                                                          Officer


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

             Signature                           Title                    Date
             ---------                           -----                    ----

           Robert Brisco*            President, Chief Executive      June 13, 2000
____________________________________ Officer and Director
           Robert Brisco             (Principal Executive Officer)

         Frederick G. Silny*         Chief Financial Officer and     June 13, 2000
____________________________________ Secretary (Principal
         Frederick G. Silny          Financial Officer)

           Howard Morgan*            Director, Chairman of the       June 13, 2000
____________________________________ Board
           Howard Morgan

           Jim Armstrong*            Director                        June 13, 2000
____________________________________
           Jim Armstrong

         Gerald Greenwald*           Director                        June 13, 2000
____________________________________
          Gerald Greenwald

            Bill Gross*              Director                        June 13, 2000
____________________________________
             Bill Gross

          Lawrence Gross*            Director                        June 13, 2000
____________________________________
           Lawrence Gross

          Michael Malamut*           Director                        June 13, 2000
____________________________________
          Michael Malamut

       Roger S. Penske, Sr.*         Director                        June 13, 2000
____________________________________
        Roger S. Penske, Sr.

     /s/ Robert Brisco

*By:    /s/ Robert Brisco
    ________________________________
           (Robert Brisco,
         Attorney-in-Fact)

                                 EXHIBIT INDEX

 Exhibit
 Number
 -------
  1.1*   Form of Underwriting Agreement.
  2.1**  Share Purchase Agreement, dated July 16, 1999, among CarsDirect.com,
         ADMS Nova Scotia Company, Perga Capital Corp., Autodata Marketing
         Systems Incorporated, the shareholders of Perga Capital Corp. and
         Gregory T. Perrier.
  2.2**  Asset Purchase Agreement, dated October 19, 1999, among
         CarsDirect.com, Potamkin Auto Center, Ltd., Robert M. Potamkin, Alan
         H. Potamkin, Ted Bessen and Planet Automotive Group, Inc.
  2.3**  Roll-Up Agreement, dated December 16, 1999, among CarsDirect.com, Bank
         One Corporation, Bank One, N.A., Columbus, Ohio, Bank One Insurance
         Services Corporation and CD1Financial.com, LLC.
  3.1**  Restated Certificate of Incorporation of the Registrant currently in effect.
  3.2**  Bylaws of the Registrant currently in effect.
  3.3*   Restated Certificate of Incorporation of the Registrant to be in
         effect upon completion of this offering.
  3.4*   Restated Bylaws of the Registrant to be in effect upon completion of this offering.
  4.1*   Specimen Common Stock Certificate.
  4.2**  Fourth Amended and Restated Investor Rights Agreement, dated October
         27, 1999, among CarsDirect.com and purchasers of its preferred stock.
  4.3**  Stock Purchase Warrant, dated November 4, 1999, of CarsDirect.com in favor of Robert Brisco.
  4.4**  Stock Purchase Warrant, dated January 13, 2000, of CarsDirect.com in favor of Lynn Walsh.
  4.5**  Convertible Subordinated Promissory Note, dated September 28, 1999, of
         CarsDirect.com in favor of GBJ Holdings, LLC.
  4.6**  Warrant to Purchase 10,000 Shares of the Common Stock of
         CarsDirect.com, Inc., dated October 29, 1999, of CarsDirect.com in favor of Heidrick & Struggels, Inc.
  4.7**  Common Stock Purchase Warrant dated December 16, 1999, of
         CarsDirect.com in favor of Bank One, N.A., Columbus, Ohio.
  4.8**  Stockholder Agreement, dated December 30, 1999, between
         CarsDirect.com, idealab! Holdings, L.L.C. and Bill Gross' idealab!.
  4.9    Security Agreement and Note in the initial principal amount of
         $255,000, dated March 13, 2000, of Christine Bucklin in favor of
         CarsDirect.com.
  4.10   Security Agreement and Note in the initial principal amount of
         $261,211, dated March 13, 2000, of Christine Bucklin in favor of
         CarsDirect.com.
  4.11** Form of Note and Security Agreement.
  4.12** Secured Promissory Note, dated September 1, 1999, of Gerald J. Popek in favor of CarsDirect.com.
  4.13** Secured Promissory Note, dated November 8, 1999, of Gerald L. Popek in favor of CarsDirect.com.
  5.1*   Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
 10.1*   1998 Stock Plan, as amended, and form of option agreement thereunder.
 10.2*   2000 Employee Stock Purchase Plan.
 10.3**  Robert Brisco Employment Agreement, dated November 8, 1999, between
         CarsDirect.com and Robert Brisco, as amended.
 10.4**  Christine Bucklin Employment Agreement, dated November 4, 1999, between CarsDirect.com and Christine Bucklin.
 10.5**  Employment Agreement, dated June 21, 1999, between CarsDirect.com and
         Frederick G. Silny.
 10.6**  Employment Agreement, dated September 30, 1999, among CarsDirect.com,
         Scott Painter and Bill Gross' idealab!.
 10.7**  Form of Indemnification Agreement.
 10.8**  Standard Industrial/Commercial Multi-Tenant Lease--Net, dated July 1,
         1999, between CarsDirect.com and Trenton Property, LLC.
 10.9**  First Amendment to Standard Industrial/Commercial Multi-Tenant Lease
         Net, dated April 24, 2000, between CarsDirect.com and Trenton
         Property, LLC.

 Exhibit
 Number
 -------
 10.10** Agreement of Lease, dated October 19, 1999, between CarsDirect.com and
         Potamkin Auto Center, Ltd.
 10.11+  Term Sheet, dated December 16, 1999, between CarsDirect.com and
         Finance One Corporation.
 10.12** Amendment No. 1 to Strategic Alliance Agreement, dated November 23,
         1999, between CarsDirect.com and Autoland, Inc.
 10.13** Consulting Agreement, dated April 1, 1999, between CarsDirect.com,
         Michael L. Malamut and Ronald L. Frey.
 10.14** Separation and Consulting Agreement, dated April 28, 2000, between
         CarsDirect.com and Kenneth J. Murphy.
 10.15+  Strategic Co-Marketing Agreement, dated March 16, 2000, between
         CarsDirect.com and Autoweb.com, Inc.
 10.16*  Series D Preferred Stock Purchase and Warrant Agreement, dated May 15,
         2000, among CarsDirect.com, Penske Internet Capital Group, L.L.C.,
         UnitedAuto Group, Inc., HAC II, Inc. and Penske Automotive Group,
         Inc., and related documents.
 10.17+  Operating Agreement, dated May 12, 2000, among CarsDirect.com,
         UnitedAuto Group, Inc. and Penske Automotive Group, Inc.
 21.1**  List of Subsidiaries.
 23.1**  Consent of Independent Accountants.
 23.2**  Consent of Independent Accountants.
 23.3*   Consent of Counsel (see Exhibit 5.1).
 24.1**  Power of Attorney (see Page II-6).
 27.1**  Financial Data Schedule.

--------
  + Certain portions of this exhibit have been granted confidential treatment by the Commission. The omitted portions have been separately filed with the Commission.

  * To be filed by amendment.

  ** Previously filed.